                                                                              [Filed Pursuant to Rule 433]
Term Sheet

RALI Series 2007-QS4 Trust
Mortgage Pass-Through Certificates,
Series 2007-QS4

Residential Accredit Loans, Inc.
Depositor

Residential Funding Company, LLC
Sponsor and Master Servicer

Deutsche Bank Trust Company Americas
Trustee

Deutsche Bank Securities, Inc.
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SECURITIES AND
EXCHANGE  COMMISSION,  OR SEC, FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,
YOU SHOULD READ THE BASE PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS
FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE  OFFERING.  YOU MAY GET
THESE  DOCUMENTS AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE
PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING (212) 250-7730.

This term  sheet is not  required  to,  and does not,  contain  all  information  that is  required  to be included in the prospectus and the prospectus  supplement for the offered  certificates.  The  information in this term sheet is preliminary and is subject to completion or change.

The  information in this term sheet,  if conveyed prior to the time of your  commitment to purchase any of the offered  certificates,  supersedes  information  contained in any prior  similar term sheet,  the term sheet supplement and any other free writing prospectus relating to those offered certificates.

This term sheet and the related  term sheet  supplement  is not an offer to sell or a  solicitation  of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

March [16], 2007

      Important notice about information presented in any final term sheet for any class of offered certificates, the term sheet supplement and the related base prospectus with respect to the offered certificates

We provide  information  to you about the offered  certificates  in three or more separate  documents that provide progressively more detail:

         o        the  related  base   prospectus,   dated  December  6,  2006,   which  provides  general
                  information, some of which may not apply to the offered certificates;

         o        the term sheet  supplement,  dated March 16, 2007,  which provides  general  information about series of  certificates  issued  pursuant to the  depositor's QS program,  some of which may not apply to the offered certificates; and

         o        this  term  sheet,   which  describes  terms   applicable  to  the  classes  of  offered
                  certificates   described  herein  and  provides  a  description  of  certain  collateral stipulations  regarding  the  mortgage  loans and the  parties to the  transaction,  and provides other information related to the offered certificates.

This term sheet  provides a very general  overview of certain terms of the offered  certificates  and does not contain  all of the  information  that you should  consider in making  your  investment  decision.  To understand  all of the terms of a class of the  offered  certificates,  you  should  read  carefully  this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-131213.

If the  description  of the offered  certificates  in this term sheet differs from the  description of the senior  certificates in the related base prospectus or the term sheet  supplement,  you should rely on the description  in this term  sheet.  Capitalized  terms used but not defined  herein  shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The  information  in this term sheet,  if conveyed  prior to the time of your  contractual  commitment  to purchase any of the offered  certificates,  supersedes  any  information  contained  in any prior  similar materials  relating  to such  certificates.  The  information  in this term sheet is  preliminary,  and is subject to  completion  or change.  This term sheet is being  delivered  to you solely to provide you with information  about the  offering  of the  certificates  referred  to in this term  sheet and to solicit an offer to purchase the  certificates,  when, as and if issued.  Any such offer to purchase made by you will not be  accepted  and  will  not  constitute  a  contractual  commitment  by you  to  purchase  any of the certificates, until we have accepted your offer to purchase certificates.

The  certificates  referred  to in these  materials  are being sold when,  as and if issued.  The  issuing entity  is not  obligated  to issue  such  certificates  or any  similar  security  and the  underwriter's obligation  to  deliver  such  certificates  is subject to the terms and  conditions  of the  underwriting agreement  with the issuing entity and the  availability  of such  certificates  when, as and if issued by the issuing entity. You are advised that the terms of the offered  certificates,  and the  characteristics of the mortgage  loan pool backing them,  may change (due,  among other things,  to the  possibility  that mortgage  loans that  comprise the pool may become  delinquent  or defaulted or may be removed or replaced and that similar or  different  mortgage  loans may be added to the pool,  and that one or more classes of certificates  may be split,  combined or  eliminated),  at any time prior to issuance or availability of a final  prospectus.  You are advised  that  certificates  may not be issued  that have the  characteristics described  in  these  materials.  The  underwriter's  obligation  to  sell  such  certificates  to  you is conditioned  on the  mortgage  loans  and  certificates  having  the  characteristics  described  in these materials.  If for any reason the issuing  entity  does not deliver  such  certificates,  the  underwriter will notify you, and neither the issuing  entity nor any  underwriter  will have any  obligation to you to deliver all or any portion of the  certificates  which you have  committed  to  purchase,  and none of the issuing  entity nor any  underwriter  will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

Neither the issuing entity of the certificates or any of its affiliates  prepared,  provided,  approved or verified any  statistical or numerical  information  presented  herein,  although that  information may be based in part on loan level data provided by the issuing entity or its affiliates.

Risk Factors

The offered  certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment,  credit,  liquidity and market risks  associated with that class.  The offered  certificates  are complex  securities.  You should possess,  either alone or together with an  investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet,  the term sheet  supplement and the related base prospectus for the offered  certificates  in the context of your  financial  situation and tolerance for risk. You should carefully  consider,  among other  things,  all of the  applicable  risk  factors in  connection  with the purchase of any class of the offered  certificates  listed in the section  entitled  "Risk Factors" in the term sheet supplement.

_______________________________________________________________________________________________________________________________

                                               Initial Certificate          Initial
          Class            Pass-Through Rate  Principal Balance(1)         Rating(2)                   Designations
_______________________________________________________________________________________________________________________________
                                                     Offered Certificates
_______________________________________________________________________________________________________________________________
          I-A-1                  6.10%             $20,000,000              AAA/Aaa                      Senior/
                                                                                                        Fixed Rate
_______________________________________________________________________________________________________________________________
          I-A-2                  6.00%             Notional(3)              AAA/Aaa          Senior/Interest Only/Fixed Rate
_______________________________________________________________________________________________________________________________
          I-A-3                  6.25%             $13,333,000              AAA/Aaa                      Senior/
                                                                                                        Fixed Rate
_______________________________________________________________________________________________________________________________
          I-A-4                  6.25%             $17,315,000              AAA/Aaa                      Senior/
                                                                                                        Fixed Rate
_______________________________________________________________________________________________________________________________
         II-A-1               Floating(4)          $44,261,000              AAA/Aaa               Senior/Floating Rate/
                                                                                                       Super Senior
_______________________________________________________________________________________________________________________________
         II-A-2               Floating(5)         Notional((5))             AAA/Aaa            Senior/Interest Only/Inverse
                                                                                                      Floating Rate
_______________________________________________________________________________________________________________________________
         II-A-3               Floating(6)          $12,160,000              AAA/Aa1            Senior/ Floating Rate/Senior
                                                                                                         Support
_______________________________________________________________________________________________________________________________
         II-A-4               Floating(7)         $142,806,000              AAA/Aaa               Senior/Floating Rate/
                                                                                                       Super Senior
_______________________________________________________________________________________________________________________________
         II-A-5               Floating(8)         Notional((8))             AAA/Aa1            Senior/Interest Only/Inverse
                                                                                                      Floating Rate
_______________________________________________________________________________________________________________________________
         III-A-1                 6.00%             $64,655,000              AAA/Aaa         Senior/Fixed Rate/Planned Balance
_______________________________________________________________________________________________________________________________
         III-A-2                 6.00%             $6,262,000               AAA/Aaa             Senior/Super Senior/Fixed
                                                                                                   Rate/Planned Balance
_______________________________________________________________________________________________________________________________
         III-A-3                 6.00%             $39,390,000              AAA/Aaa             Senior/Fixed Rate/Targeted
                                                                                                Balance/Accretion Directed
_______________________________________________________________________________________________________________________________
         III-A-4                 6.00%             $20,000,000              AAA/Aaa                    Senior/NAS/
                                                                                                        Fixed Rate
_______________________________________________________________________________________________________________________________
         III-A-5                 6.00%             $5,898,000               AAA/Aaa                 Senior/Fixed Rate/
                                                                                            Accrual/Companion/Planned Balance
_______________________________________________________________________________________________________________________________
         III-A-6                 6.00%             $72,161,000              AAA/Aaa                Senior/Super Senior/
                                                                                                        Fixed Rate
_______________________________________________________________________________________________________________________________
         III-A-7              Floating(9)          $46,210,000              AAA/Aaa            Senior/Super Senior/Floating
                                                                                                      Rate/Companion
_______________________________________________________________________________________________________________________________
         III-A-8            Floating((10))       Notional((10))             AAA/Aaa            Senior/Interest Only/Inverse
                                                                                                      Floating Rate
_______________________________________________________________________________________________________________________________
                                                                                                       Senior/Super
         III-A-9                 6.00%             $40,000,000              AAA/Aaa              Senior/Lockout/Interest
                                                                                                     Only/Fixed Rate
_______________________________________________________________________________________________________________________________
        III-A-10                 6.00%             $3,990,000               AAA/Aaa               Senior/Senior Support/
                                                                                             Lockout/Interest Only/Fixed Rate
_______________________________________________________________________________________________________________________________
        III-A-11                 6.00%             $2,526,000               AAA/Aaa               Senior/Senior Support/
                                                                                                        Fixed Rate
_______________________________________________________________________________________________________________________________
         IV-A-1             Floating(1(1))         $49,758,800              AAA/Aaa                      Senior/
                                                                                                      Floating Rate
_______________________________________________________________________________________________________________________________
         IV-A-2              Floating(12)        Notional(1(2))             AAA/Aaa            Senior/Interest Only/Inverse
                                                                                                      Floating Rate
_______________________________________________________________________________________________________________________________
         IV-A-3                  0.00%             $3,554,200               AAA/Aaa                      Senior/
                                                                                                      Principal Only
_______________________________________________________________________________________________________________________________
          V-A-1                  6.00%             $45,276,000              AAA/Aaa                      Senior/
                                                                                                        Fixed Rate
_______________________________________________________________________________________________________________________________
          V-A-2                  5.50%             $45,276,000              AAA/Aaa                      Senior/
                                                                                                        Fixed Rate
_______________________________________________________________________________________________________________________________
       I-A-V(6)(7)             Variable             Notional                AAA/Aaa         Senior/Interest Only/Variable Rate
_______________________________________________________________________________________________________________________________
        I-A-P(6)                 0.00%               $85,845                AAA/Aaa                      Senior/
                                                                                                      Principal Only
_______________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________
      II-A-V(6)(7)             Variable             Notional                AAA/Aaa         Senior/Interest Only/Variable Rate
_______________________________________________________________________________________________________________________________
        II-A-P(6)                0.00%              $749,817                AAA/Aaa                      Senior/
                                                                                                      Principal Only
_______________________________________________________________________________________________________________________________
      III-A-V(6)(7)            Variable             Notional                AAA/Aaa         Senior/Interest Only/Variable Rate
_______________________________________________________________________________________________________________________________
       III-A-P(6)                0.00%             $2,247,692               AAA/Aaa                      Senior/
                                                                                                      Principal Only
_______________________________________________________________________________________________________________________________
     V-A-V((6))((7))           Variable             Notional                AAA/Aaa         Senior/Interest Only/Variable Rate
_______________________________________________________________________________________________________________________________
       V-A-P((6))                0.00%              $471,575                AAA/Aaa                      Senior/
                                                                                                      Principal Only
_______________________________________________________________________________________________________________________________
        R-I((8))                 (15)                 (15)                  AAA/Aaa                  Senior/Residual/
                                                                                                        Fixed Rate
_______________________________________________________________________________________________________________________________
        R-II((8))                (15)                 (15)                  AAA/Aaa                  Senior/Residual/
                                                                                                        Fixed Rate
_______________________________________________________________________________________________________________________________
       R-III((8))                (15)                 (15)                  AAA/Aaa                  Senior/Residual/
                                                                                                        Fixed Rate
_______________________________________________________________________________________________________________________________
        M-1 (16)                 (16)                 (16)                    (2)                       Mezzanine/
                                                                                                      Floating Rate
_______________________________________________________________________________________________________________________________
        M-2 (16)                 (16)                 (16)                    (2)                       Mezzanine/
                                                                                                      Floating Rate
_______________________________________________________________________________________________________________________________
        M-3 (16)                 (16)                 (16)                    (2)                       Mezzanine/
                                                                                                      Floating Rate
_______________________________________________________________________________________________________________________________
                                                   Non-Offered Certificates
_______________________________________________________________________________________________________________________________
        B-1 (16)                 (16)                 (16)                    (2)                      Subordinate/
                                                                                                      Floating Rate
_______________________________________________________________________________________________________________________________
        B-2 (16)                 (16)                 (16)                    (2)                      Subordinate/
                                                                                                      Floating Rate
_______________________________________________________________________________________________________________________________
        B-3 (16)                 (16)                 (16)                    (2)                      Subordinate/
                                                                                                      Floating Rate
_______________________________________________________________________________________________________________________________
(1)  The initial  Certificate  Principal  Balances  presented in this term sheet are  approximate  and subject to a +/- 10% variance.
(2)  It is a condition  to the  issuance of the senior  certificates  that they be rated by Standard &
     Poor's, a division of The McGraw-Hill  Companies,  Inc. ("S&P") and Moody's Investors  Service,  Inc.
     ("Moody's").
(3)  The Class I-A-2  Certificates  will be  interest-only  certificates  and will bear  interest on a notional  balance which will be equal to the 2.5% of the Certificate  Principal  Balance of the Class
     I-A-1Certificates.
(4)  The Class II-A-1  Certificates  will bear  interest at a floating  rate based on One-Month  LIBOR plus 0.33% subject to a maximum rate of 7.00% per annum and a minimum rate of 0.33% per annum.
(5)  The Class II-A-2  Certificates  will be  interest-only  certificates  and will bear interest on a notional  balance which will be equal to the  aggregate  Certificate  Principal  Balance of the Class
     II-A-1  Certificates  and Class  II-A-3  Certificates.  The  Pass-Through  Rate for the Class  II-A-2
     Certificates  will be a rate equal to 6.67% minus  One-Month LIBOR subject to a maximum rate of 6.67%
     per annum and a minimum rate of 0.00% per annum.
(6)  The Class II-A-3  Certificates  will bear  interest at a floating  rate based on One-Month  LIBOR plus 0.33% subject to a maximum rate of 7.00% per annum and a minimum rate of 0.33% per annum.
(7)  The Class II-A-4  Certificates  will bear  interest at a floating  rate based on One-Month  LIBOR plus 0.34% subject to a maximum rate of 7.00% per annum and a minimum rate of 0.34% per annum.
(8)  The Class  II-A-5  Certificates  will bear  interest  at a  floating  rate  based on 6.66%  minus
     One-Month LIBOR subject to a maximum rate of 6.66% per annum and a minimum rate of 0.00% per annum.
(9)  The Class III-A-7  Certificates  will bear  interest at a floating rate based on One-Month  LIBOR plus 0.50%  subject to a maximum rate of 6.00% per annum and a minimum  rate of 0.50% per annum.  The
     Class III-A-7 Certificates will have the benefit of the Class III-A-7 Cap Contract.
(10) The Class III-A-8  Certificates  will be  interest-only  certificates and will bear interest on a notional  balance  which will be equal to the  Certificate  Principal  Balance  of the Class  III-A-7
     Certificates.  The  Pass-Through  Rate for the Class  III-A-8  Certificates  will be a rate  equal to
     5.40% minus  One-Month LIBOR subject to a maximum rate of 5.50% per annum and a minimum rate of 0.00%
     per annum.
(11) The Class IV-A-1  Certificates  will bear  interest at a floating  rate based on One-Month  LIBOR plus  0.40%  subject  to a maximum  rate of 7.50% per  annum and a minimum  rate of 0.40% per  annum.
     Beginning with the  distribution  date in April 2007 and ending  immediately  after the  distribution date in March 2008 the Class IV-A-1  Certificates  will bear  interest on its  Certificate  Principal
     Balance  when the prior  month's  CPR print is between 0 and 30. If the prior  month's CPR is greater than 30,  the Class  IV-A-1  Certificates  will not be  entitled  to its  interest  payment  for that distribution  date,  and the interest  payment that would  otherwise be allocated to the Class IV-A-1
     Certificates will be allocated to the Class IV-A-2 Certificates.

(12) The Class IV-A-2  Certificates  will be  interest-only  certificates  and will bear interest on a notional  balance  which  will be equal to the  Certificate  Principal  Balance  of the Class  IV-A-1
     Certificates.  The  Pass-Through  Rate for the  Class  IV-A-2  Certificates  will be a rate  equal to
     7.10% minus  One-Month LIBOR subject to a maximum rate of 7.10% per annum and a minimum rate of 0.00%
     per annum.  The Class  IV-A-2  Certificates  will be  entitled  to the  interest  payment  that would otherwise be  allocated  to the Class IV-A-1  Certificates  if certain  conditions  are  satisfied as described in footnote (14) above.
(13) The Class A-V Certificates  and Class A-P  Certificates  represent  aggregate  structuring  bonds that may be divided to form one or more additional  classes of senior  certificates  and which may be related to specific loan groups.
(14) The  methodology  for  determining  the variable  rate and the  notional  amount of the Class A-V
     Certificates is more fully described below.
(15) The offered certificates will include one or more classes of Class R Certificates.
(16) The Class M Certificates  and Class B Certificates  represent  aggregate  structuring  bonds that may be divided  to form one or more  additional  classes of  certificates.  The  initial  Certificate
     Principal  Balances of the Class M  Certificates  and Class B Certificates  will be determined  based upon the final pool as of the Cut-off  Date and  additional  rating  agency  analysis.  The  weighted average  pass-through  rate on the Class M  Certificates  and  Class B  Certificates  will  equal the weighted  average of 6.25%,  7.00%,  6.00%,  7.00%,  and 5.75% per annum weighted on the basis of the result  obtained by subtracting  the aggregate  certificate  principal  balance of the related senior certificates  from the aggregate stated  principal  balance of the mortgage loans in the related loan group.  Any  particular  class of Class M Certificates  or Class B Certificates  may have a higher or lower pass-through rate and such pass-through rate will be variable.

COLLATERAL STIPULATIONS - MORTGAGE POOL CHARACTERISTICS

---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
STIPULATED MORTGAGE POOL CHARACTERISTICS
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
                                                                        Loan Group I      Loan Group II       Loan Group III     Loan Group IV      Loan Group V         Aggregate
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
Mortgage Loan Type:                                                                                                                                                   30-Yr &15 Yr
                                                                           30-Year           30-Year             30-Year-           30-Year           15-Year          Conventional
                                                                        Conventional       Conventional        Conventional       Conventional      Conventional        Fixed Rate
                                                                         Fixed Rate         Fixed Rate          Fixed Rate         Fixed Rate        Fixed Rate          Aggregate
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
Approximate Aggregate Stated Principal Balance, excluding PO bond,         Approx.           Approx.             Approx.            Approx.            Approx.            Approx.
(+/- 10%):                                                             $ 54,000,000.00   $ 211,000,000.00    $ 322,000,000.00   $ 58,000,000.00      $93,000,000       $738,000,000
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
Gross Weighted Average Coupon (+/- 0.10):                                   6.67%             7.50%               6.60%              7.50%              6.49%              6.92%
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
Weighted Average Pass-Thru Rate:                                            6.25%             7.00%               6.00%              7.00%              5.75%              6.35%
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
Weighted Average Original Maturity in Months (+/- 2 Month):              357 months         357 months          357 months         357 months        178 months         334 months
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
Weighted Average Loan-to-Value Ratio (+/- 5):                                73%               77%                 73%                77%                65%                73%
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
California Concentration Maximum:                                            45%               45%                 45%                45%                45%                45%
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
Full/Alt documentation (+/- 10):                                             25%               17%                 25%                17%                20%                21%
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
Limited documentation  (+/- 10):                                             75%               83%                 75%                83%                80%                79%
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
Rate/term refinance (+/- 15):                                                22%               22%                 22%                22%                22%                22%
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
Cash out refinance (+/- 15):                                                 35%               35%                 35%                35%                57%                38%
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
Single Family Detached Maximum:                                              85%               85%                 85%                85%                90%                86%
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
Condo/Coop (+/- 10):                                                         8%                 8%                  8%                 8%                10%                8%
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
Second/Vacation Home (+/- 10):                                               5%                 5%                  5%                 5%                8%                 5%
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
Investor property (+/- 10):                                                  13%               25%                 13%                25%                15%                18%
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
Weighted Average FICO (+/- 5):                                               708               694                 708                694                715                704
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
Interest Only Mortgage Loans Maximum:                                        50%               50%                 50%                50%                50%                50%
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
Conforming Balance Minimum:                                                  60%               65%                 55%                65%                65%                60%
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
Prepayment Penalties Maximum:                                                15%               15%                 15%                15%                15%                15%
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------
Maximum Uninsured Mortgage Loans w/LTV ratio in excess of 80%:               1%                 1%                  1%                 1%                1%                 1%
---------------------------------------------------------------------- ---------------- ------------------- ------------------- ----------------- ------------------ ------------------

The percentages  set forth in the tables above,  other than any weighted  averages,  are percentages of the aggregate  principal  balance of the actual  mortgage loans to be included in the related loan group on the
Closing  Date, as of the Cut-off Date,  after  deducting  payments of principal due during the month of the
Cut-off  Date.  Any weighted  average is weighted  based on the  principal  balance of the actual  mortgage loans to be  included  in the  related  loan group on the  Closing  Date,  as of the  Cut-off  Date,  after deducting payments of principal due during the month of the Cut-off Date.

A  percentage  expressed in  parenthesis  for a category in the tables above  reflects the  percentage  by which the number  set forth for such  category  may vary in the  actual  mortgage  loans  included  in the related loan group on the Closing Date.  For example the Aggregate  Stated  Principal  Balance,  excluding the PO Bond, of the mortgage  loans  included in loan group I on the Closing Date, as of the Cut-off Date, after deducting  payments of principal due during the month of the Cut-off Date,  could be lower or higher than the amount specified by as much as 10%.

A number  expressed  in  parenthesis  for a category in the tables  above  reflects the amount by which the number or percentage  set forth for such  category may vary in the actual  mortgage  loans  included in the related loan group on the Closing  Date.  For example,  the  Full/Alt  Documentation  loans in loan group I could vary from 15% to 35% of the  aggregate  stated  principal  balance of the actual  mortgage  loan pool included  in loan group I on the  Closing  Date,  as of the  Cut-off  Date,  after  deducting  payments  of principal due during the month of the Cut-off Date.

CERTAIN TRANSACTION INFORMATION

Underwriter:                        Deutsche Bank Securities,  Inc. will purchase the Class A Certificates
                                    (other than the Class A-V and Class A-P  Certificates) and the Class R
                                    Certificates  (other than a de minimis portion thereof) on the closing date,  subject to the  satisfaction of the conditions set forth in the underwriting agreement.

Cut-off Date:                       March 1, 2007.

Closing Date:                       On or about March 29, 2007.

Distribution Date:                  25th of each  month,  or the  next  business  day if such day is not a business day, commencing April 25, 2007.

Assumed Final
Distribution Dates:                 The  distribution  date in March 2037.  The actual final  distribution date could be substantially earlier.

Form of certificates:               Book-entry: Class A Certificates.
                                    Physical:  Class R Certificates.

Prepayment Assumption:              With regard to the Class I-A Certificates and Class V-A  Certificates,
                                    100%  prepayment  assumption  assumes a constant  prepayment  rate, or
                                    CPR, of 8.0% per annum of the then  outstanding  principal  balance of the  mortgage  loans in the  first  month of the life of the  mortgage loans and  approximately  an additional  1.45454545% per annum in each month  thereafter  until the twelfth  month.  Beginning in the twelfth month and in each month  thereafter  during  the life of the  mortgage loans,  a 100%  prepayment  assumption  assumes a constant  prepayment rate of 24% per annum  each  month.  With  regard  to the  Class  II-A
                                    Certificates and Class IV-A Certificates,  100% prepayment  assumption assumes a constant  prepayment rate, or CPR, of 10.0% per annum of the then outstanding  principal balance of the mortgage loans in the first month  of  the  life  of  the  mortgage  loans  and  approximately  an additional  1.36363636% per annum in each month  thereafter  until the twelfth  month.  Beginning  in the  twelfth  month  and in each  month thereafter  during the life of the mortgage  loans, a 100%  prepayment assumption  assumes a constant  prepayment  rate of 25% per annum each month.  With regard to the Class III-A  Certificates,  100% prepayment assumption  assumes a constant  prepayment  rate,  or CPR, of 6.0% per annum of the then outstanding  principal balance of the mortgage loans
                                    in  the  first   month  of  the  life  of  the   mortgage   loans  and
                                    approximately  an  additional  1.09090909%  per  annum  in each  month thereafter  until the twelfth  month.  Beginning in the twelfth  month and in each month thereafter  during the life of the mortgage loans, a
                                    100% prepayment  assumption assumes a constant  prepayment rate of 18%
                                    per annum each month.

Minimum Denominations:              Class  A   Certificates,   other  than  any  class  of  Interest  Only
                                    Certificates,   in  minimum  denominations  representing  an  original
                                    principal  amount of $25,000 and  integral  multiples  of $1 in excess thereof.  Class A-V  Certificates and any other class of Interest Only
                                    Certificates:  $2,000,000 notional amount.  Class R Certificates:  20%
                                    percentage interests.

Senior Certificates:                Class I-A-1,  Class I-A-2,  Class I-A-3, and Class I-A-4  Certificates
                                    (together, the "Class I-A Certificates"),  Class II-A-1, Class II-A-2,
                                    and   Class   II-A-3   Certificates   (together,   the   "Class   II-A
                                    Certificates"),  Class III-A-1,  Class III-A-2,  Class III-A-3,  Class
                                    III-A-4,  Class III-A-5,  Class III-A-6, Class III-A-7, Class III-A-8,
                                    and  Class   III-A-9   Certificates   (together,   the  "Class   III-A
                                    Certificates"),   Class  IV-A-1,   Class  IV-A-2,   and  Class  IV-A-3
                                    Certificates  (together,  the "Class IV  Certificates"),  Class  V-A-1
                                    Certificates and Class V-A-2  Certificates  (together,  the "Class V-A
                                    Certificates"),  Class A-P  Certificates  and  Class A-V  Certificates
                                    (together with the Class I-A, Class II-A, Class III-A,  Class IV-A and
                                    Class  V-A  Certificates,  the  "Class A  Certificates")  and  Class R
                                    Certificates.

Subordinate Certificates:           Class  M  Certificates  and  Class  B  Certificates.  The  Subordinate
                                    Certificates   will   provide   credit   enhancement   to  the  Senior
                                    Certificates.

Class III-A-7 Cap Provider          The Bank of New York

ERISA:                              Subject to the considerations  contained in the term sheet supplement, the Class A Certificates  and the Class M Certificates may be eligible for purchase by persons  investing assets of employee benefit plans or
                                    individual   retirement   accounts  assets.   Sales  of  the  Class  R
                                    Certificates  to such plans or  retirement  accounts  are  prohibited, except  as  permitted  in  "ERISA  Considerations"  in the term  sheet supplement.

                                    See "ERISA  Considerations"  in the term sheet  supplement  and in the related base prospectus.

SMMEA:                                      When  issued the  offered  certificates  rated in at least the second highest rating  category by one of the rating  agencies will be
                                    "mortgage related  securities" for purposes of the Secondary  Mortgage
                                    Market  Enhancement Act of 1984, or SMMEA,  and the remaining  classes
                                    of  certificates  will  not  be  "mortgage  related   securities"  for
                                    purposes of SMMEA.

                                    See  "Legal  Investment"  in the  term  sheet  supplement  and  "Legal
                                    Investment Matters" in the related base prospectus.

Tax Status:                         For federal  income tax purposes,  the  depositor  will elect to treat the portion of the trust  consisting of the related mortgage loans and certain other  segregated  assets as one or more real estate  mortgage investment conduits.  The offered  certificates,  other than the Class
                                    R  Certificates,  will represent  ownership of regular  interests in a real estate mortgage  investment conduit and generally will be treated as  representing  ownership of debt for federal  income tax  purposes.
                                    You will be required to include in income all  interest  and  original issue  discount,  if any, on such  certificates in accordance with the accrual  method of  accounting  regardless  of your  usual  methods of
                                    accounting.   For   federal   income   tax   purposes,   the  Class  R
                                    Certificates  for any series will  represent  residual  interests in a real estate mortgage investment conduit.

                                    For further information  regarding the federal income tax consequences
                                    of  investing  in  the  offered   certificates,   including  important
                                    information  regarding the tax treatment of the Class R  Certificates, see  "Material  Federal  Income  Tax  Consequences"  in the term sheet supplement and in the related base prospectus.

Credit Enhancement

Credit  enhancement for the Senior  Certificates  will be provided by the subordination of the Class M and
Class B Certificates,  as and to the extent described in the term sheet  supplement.  Most realized losses on the mortgage loans will be allocated to the Class B  Certificates,  beginning with the class of Class B
Certificates  with the lowest  payment  priority,  and then the Class M  Certificates,  beginning with the class of Class M  Certificates  with the  lowest  payment  priority,  in each case  until the  certificate principal  balance of that class of  certificates  has been reduced to zero.  When losses are allocated to a class of  certificates,  the certificate  principal  balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate certificate  principal balance of the Subordinate  Certificates has been reduced to zero, losses on the mortgage loans will be allocated  among the related Senior  Certificates  in accordance with their respective  remaining  certificate  principal  balances or accrued interest,  subject to the special rules described in any final term sheet for a class of certificates.

Not all losses will be allocated in the priority  described  above.  Losses due to natural  disasters such as floods and  earthquakes,  fraud in the  origination  of a mortgage  loan, or some losses related to the bankruptcy  of a  mortgagor  will  be  allocated  as  described  in the  preceding  paragraphs  only up to specified  amounts.  Losses of these  types on  mortgage  loans in excess  of the  specified  amounts  and losses due to other extraordinary events will be allocated  proportionately  among all outstanding classes of certificates  except as stated in the term sheet supplement.  Therefore,  the Subordinate  Certificates do not act as credit enhancement for the Senior Certificates for these losses.

See "Description of the Certificates—Allocation of Losses; Subordination" in the term sheet supplement.

Advances

For any month,  if the Master  Servicer does not receive the full  scheduled  payment on a mortgage  loan, the Master  Servicer will advance  funds to cover the amount of the  scheduled  payment that was not made.
However,  the  Master  Servicer  will  advance  funds  only if it  determines  that  the  advance  will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates—Advances" in the term sheet supplement.

Optional Termination

On any distribution  date on which the aggregate  outstanding  principal  balance of the mortgage loans as of the related  determination  date is less than 10% of their aggregate stated principal balance as of the cut-off date, the master servicer may, but will not be required to:

         o        purchase  from  the  trust  all  of the  remaining  mortgage  loans,  causing  an  early retirement of the certificates; or

         o        purchase all of the certificates.

Under either type of optional  purchase,  holders of the outstanding  certificates are entitled to receive the outstanding  certificate  principal balance of the certificates in full with accrued interest,  as and to the extent  described in the term sheet  supplement.  However,  any optional  purchase of the remaining mortgage loans may result in a shortfall to the holders of the most  subordinate  classes of  certificates outstanding,  if the trust then holds  properties  acquired from  foreclosing  upon  defaulted  loans.  In either  case,  there  will  be no  reimbursement  of  losses  or  interest  shortfalls  allocated  to  the certificates.

See  "Pooling  and  Servicing  Agreement—Termination"  in the term sheet  supplement  and "The Pooling and
Servicing Agreement—Termination; Retirement of Certificates" in the related base prospectus.

Priority of Distributions Among Certificates

General  principles  underlying  priority of  distributions  among the offered  certificates are set forth under  "Description  of  the  Certificates—Glossary  of  Terms,"  "—Interest  Distributions,"  "—Principal
Distributions  on  the  Senior  Principal  Certificates,"   "—Principal   Distributions  on  the  Class  M
Certificates" and, if applicable,  "—Principal  Distributions on Certain Classes of Insured  Certificates"
in the term sheet supplement.

Interest Distributions

Holders of each  class of Senior  Certificates  other than the  Principal  Only  Certificates,  and in certain circumstances the Class IV-A-1 Certificates,  will be entitled to receive interest  distributions in an amount equal to the  Accrued  Certificate  Interest  on that class on each  distribution  date,  to the extent of the related Available  Distribution Amount for that distribution date, other than the Accrual  Distribution Amount for that distribution  date, in the case of loan group III,  commencing on the first  distribution date in the case of all  classes of Senior  Certificates  entitled  to  interest  distributions,  other  than the  Accrual
Certificates,  and  commencing  on the  Accretion  Termination  Date in the case of the Accrual  Certificates.
Holders of the Class III-A-7 Certificates will also be entitled to receive payments,  if any, made pursuant to the yield maintenance agreement as described in this prospectus supplement.  On each distribution date through and including the distribution  date in March 2008, if the annualized rate of prepayments,  a CPR rate, on the group IV loans in the month  immediately  preceding  the  distribution  date  exceeds  30%,  the Class  IV-A-2
Certificates  will be  entitled  to receive  interest  accrued on and  otherwise  payable to the Class  IV-A-1
Certificates  for that  distribution  date and the Class IV-A-1 will receive no interest  distribution on that distribution date.

Holders of each class of Class M Certificates will be entitled to receive interest  distributions in an amount equal to the  Accrued  Certificate  Interest  on that class on each  distribution  date,  to the extent of the related  Available  Distribution  Amounts for that  distribution  date after  distributions  of  interest  and principal  to  the  Senior  Certificates,  reimbursements  for  some  Advances  to  the  master  servicer  and distributions of interest and principal to any class of Class M Certificates having a higher payment priority.

The Principal Only Certificates are not entitled to distributions of interest.

Prepayment  Interest  Shortfalls  will result  because  interest on prepayments in full is paid by the related mortgagor  only to the date of  prepayment,  and because no interest is distributed on prepayments in part, as these  prepayments in part are applied to reduce the  outstanding  principal  balance of the related  mortgage loans as of the Due Date in the month of prepayment.

However,  with respect to any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full or  prepayments  in part made on a mortgage loan in a loan group during the preceding  calendar  month that are being distributed to the related  certificateholders  on that distribution date will be offset by the master servicer,  but only to the extent those Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the aggregate Stated Principal Balance of the mortgage loans in the related loan group  immediately  preceding that  distribution date and (b) the sum of the master servicing fee payable to the master servicer for its master  servicing  activities and  reinvestment  income received by the master  servicer on amounts  payable  with  respect to the  mortgage  loans in the related loan group and that distribution  date.  No  assurance  can be given that the master  servicing  compensation  available  to cover
Prepayment Interest Shortfalls will be sufficient  therefor.  Any Prepayment Interest Shortfalls which are not covered by the master  servicer on any  distribution  date will not be reimbursed  on any future  distribution date. See "Pooling and Servicing  Agreement—Servicing  and Other Compensation and Payment of Expenses" in
this prospectus supplement.

If on any distribution  date the Available  Distribution  Amount with respect to a loan group is less than the
Accrued Certificate  Interest on the Senior  Certificates  payable from that loan group, the shortfall will be allocated  among the holders of the related Senior  Certificates  in proportion to the  respective  amounts of
Accrued Certificate Interest payable from that loan group for that distribution date. In addition,  the amount of any such interest  shortfalls  that are covered by  subordination,  specifically,  interest  shortfalls not described  in clauses (i) through  (iv) in the  definition  of Accrued  Certificate  Interest,  will be unpaid
Accrued  Certificate  Interest  and will be  distributable  to holders of the  certificates  of those  classes entitled to those amounts on subsequent  distribution dates, in each case to the extent of available funds for the related loan group after interest distributions as described in this prospectus  supplement.  However, any interest  shortfalls  resulting from the failure of the yield maintenance  agreement provider to make payments pursuant to the yield maintenance  agreement will not be unpaid Accrued  Certificate  Interest and will not be paid from any source on any distribution date.

These interest  shortfalls  could occur,  for example,  if delinquencies on the mortgage loans in a loan group were  exceptionally  high and were  concentrated in a particular month and Advances by the master servicer did not cover the shortfall.  Any amounts so carried forward will not bear interest.  Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise,  except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

The pass-through rates on all classes of offered certificates, other than the Adjustable Rate,
Variable Strip and Principal Only Certificates, are fixed and are listed on page S-10 and S-11 of this prospectus supplement.

The pass-through rates on the Adjustable Rate Certificates are calculated as follows:

         (1) The pass-through rate on the Class II-A-1 Certificates with respect to the initial Interest
Accrual Period is 5.65% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.33%, with a maximum rate of 7.00% per annum and a minimum rate of 0.33% per annum.

         (2) The pass-through rate on the Class II-A-2 Certificates with respect to the initial Interest
Accrual Period is 1.35% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 6.67% minus LIBOR, with a maximum rate of 6.67% per annum and a minimum rate of 0.00% per annum.

         (3) The pass-through rate on the Class II-A-3 Certificates with respect to the initial Interest
Accrual Period is 5.65% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.33%, with a maximum rate of 7.00% per annum and a minimum rate of 0.33% per annum.

         (4) The pass-through rate on the Class II-A-4 Certificates with respect to the initial Interest
Accrual Period is 5.66% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.34%, with a maximum rate of 7.00% per annum and a minimum rate of 0.34% per annum.

         (5) The pass-through rate on the Class II-A-5 Certificates with respect to the initial Interest
Accrual Period is 1.34% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 6.66% minus LIBOR, with a maximum rate of 6.66% per annum and a minimum rate of 0.00% per annum.

         (6) The pass-through rate on the Class III-A-7 Certificates with respect to the initial
Interest Accrual Period is 5.92% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.60%, with a maximum rate equal to the Available
Funds Cap and a minimum rate of 0.60% per annum.

         (7) The pass-through rate on the Class III-A-8 Certificates with respect to the initial
Interest Accrual Period is 0.08% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 5.40% minus LIBOR, with a maximum rate of 5.40% per annum and a minimum rate of 0.00% per annum.

         (8) The pass-through rate on the Class IV-A-1 Certificates with respect to the initial
Interest Accrual Period is 5.72% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.40%, with a maximum rate of 7.50% per annum and a minimum rate of 0.40% per annum; provided, however, that from the distribution date in April
2007 through and including the distribution date in March 2008, if the annualized rate of prepayments, or CPR rate, on the group IV loans in the month immediately preceding the distribution date exceeds 30%, the Class IV-A-1 Certificates will receive no interest on that distribution date.

         (9) The pass-through rate on the Class IV-A-2 Certificates with respect to the initial
Interest Accrual Period is 1.78% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 7.10% minus LIBOR, with a maximum rate of 7.10% per annum and a minimum rate of 0.00% per annum; provided, however, that from the distribution date in
April 2007 through and including the distribution date in March 2008, if the annualized rate of prepayments, or CPR rate, on the group IV loans in the month immediately preceding the distribution date exceeds 30%, the Class IV-A-2 Certificates will be entitled to receive interest accrued on and otherwise payable to the Class IV-A-1 Certificates for that distribution date, subject to a maximum rate of 7.50% per annum.

The pass-through rates on the Adjustable Rate Certificates for the current and immediately preceding
Interest Accrual Period are available at the trustee's website, which may be obtained by telephoning the trustee at (800) 934-6802.

The pass-through rate on the Variable Strip Certificates on each distribution date will equal the weighted average, based on the Stated Principal Balance of the mortgage loans immediately preceding that distribution date, of the pool strip rates on each of the mortgage loans in the related loan group.
The pool strip rate on any mortgage loan in loan group I is equal to its Net Mortgage Rate minus 6.25%, but not less than 0.00%. The pool strip rate on any mortgage loan in loan group II and loan group IV is equal to its Net Mortgage Rate minus 7.00%, but not less than 0.00%. The pool strip rate on any mortgage loan in loan group III is equal to its Net Mortgage Rate minus 6.00%, but not less than 0.00%.
The pool strip rate on any mortgage loan in loan group V is equal to its Net Mortgage Rate minus
5.75%, but not less than 0.00%. As of the cut-off date, the pool strip rates on the mortgage loans in loan group I range between 0.00% and 1.55% per annum. As of the cut-off date, the pool strip rates on the mortgage loans in loan group II and loan group IV range between 0.00% and 1.05% per annum. As of the cut-off date, the pool strip rates on the mortgage loans in loan group III range between 0.00% and
1.80% per annum. As of the cut-off date, the pool strip rates on the mortgage loans in loan group V range between 0.00% and 1.92% per annum. The initial pass-through rates on the Class I-A-V, II-A-V,
III-A-V and V-A-V Certificates are approximately 0.1215%, 0.2145%, 0.3704% and 0.4312%, per annum, respectively.

As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates, other than the Principal Only Certificates, which are not entitled to distributions of interest, is based on the Certificate Principal Balance of that class or, in the case of any class of the Interest Only Certificates, on the Notional Amount of that class.

Determination of LIBOR

LIBOR for any Interest Accrual Period after the initial Interest Accrual Period will be determined as described in the three succeeding paragraphs.

On each distribution date, LIBOR shall be established by the trustee and as to any Interest
Accrual Period for the Adjustable Rate Certificates other than the initial Interest Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Reuters Screen
LIBOR01 page as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of that Interest Accrual Period, or the LIBOR rate adjustment date. Reuters Screen LIBOR01 page means the display designated as page LIBOR01 on the Reuters Screen or any other page as may replace
LIBOR01 page on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates that may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate as described below.

The reference bank rate will be determined on the basis of the rates at which deposits in U.S.
Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer. The reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the
London interbank market for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate.
If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading
European banks for a period of one month in amounts approximately equal to the aggregate Certificate
Principal Balance of the Adjustable Rate Certificates then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date, or in the case of the first LIBOR rate adjustment date, 5.32% per annum with respect to the Adjustable Rate Certificates; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall, after consultation with the master servicer, select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than
(i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

The establishment of LIBOR by the trustee and the master servicer's subsequent calculation of the pass-through rates applicable to the Adjustable Rate Certificates for the relevant Interest Accrual
Period, in the absence of manifest error, will be final and binding.

Principal Distributions on the Senior Certificates

The holders of the Senior Certificates, other than the Interest Only Certificates, which are not entitled to distributions of principal, will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the related Available
Distribution Amount remaining after the distribution of the related Senior Interest Distribution Amount a distribution allocable to principal equal to in the case of (i) the Senior Certificates, other than the related Class A-P Certificates, the related Senior Principal Distribution Amount, and (ii) the Class A-P
Certificates, the related Class A-P Principal Distribution Amount.

After the distribution of the related Senior Interest Distribution Amount, distributions of principal on the Senior Certificates on each distribution date will be made as follows:

         (a) For the Group I Senior Certificates, prior to the occurrence of the Credit Support
Depletion Date:

                  (i) the Class A-P Principal Distribution Amount for loan group I shall be distributed to the Class I-A-P Certificates until the Certificate Principal Balance thereof has been reduced to
         zero; and

                  (ii) the Senior Principal Distribution Amount for loan group I shall be distributed in the following manner and priority:

                           (A) first, to the Class R-I Certificates until the Certificate Principal
                  Balance thereof has been reduced to zero; and

                           (B) second, the balance of the Senior Principal Distribution Amount for loan group I remaining after the distributions, if any, described in clause (a)(ii)(A)
                  above shall be distributed concurrently as follows:

                                    (a) 65.8130627073% of such amount shall be distributed as
                           follows:

                                            a. first, an amount up to $1,000 for each distribution
                                    date to the Class I-A-1 Certificates, until the Certificate Principal
                                    Balance thereof has been reduced to zero;

                                            b. second, an amount up to $166,666 for each
                                    distribution date to the Class I-A-3 Certificates, until the
                                    Certificate Principal Balance thereof has been reduced to zero;

                                            c. third, to the Class I-A-1 Certificates, until the
                                    Certificate Principal Balance thereof has been reduced to zero; and

                                            d. fourth, to the Class I-A-3 Certificates, until the
                                    Certificate Principal Balance thereof has been reduced to zero; and

                                    (b) 34.1869372927% of the balance of such amount shall be
                           distributed to the Class I-A-4 Certificates, until the Certificate Principal
                           Balance thereof has been reduced to zero;

         (b) For the Group II Senior Certificates, prior to the occurrence of the Credit Support
Depletion Date:

                  (i) the Class A-P Principal Distribution Amount for loan group II and loan group IV shall be distributed to the Class II-A-P Certificates, until the Certificate Principal Balance of that class has been reduced to zero; and

                  (ii) an amount equal to the Senior Principal Distribution Amount for loan group II shall be distributed as follows:

                           (A) first, to the Class R-II Certificates until the Certificate Principal
                  Balance thereof has been reduced to zero; and

                           (B) second, to the Class II-A-1, Class II-A-3 and Class II-A-4 Certificates,
                  on a pro rata basis in accordance with their respective Certificate Principal
                  Balances, until the
                  Certificate Principal Balances of those classes have been reduced to zero;

         (c) For the Group III Senior Certificates, prior to the occurrence of the Credit Support
Depletion Date:

                  (i) the Class A-P Principal Distribution Amount for loan group III shall be distributed to the Class III-A-P Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) an amount equal to the Accrual Distribution Amount shall be distributed first to the Class III-A-3 Certificates until the Certificate Principal Balance thereof has been reduced to the Targeted Principal Balance for the Class III-A-3 Certificates for that distribution date, and second to the Class III-A-5 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

                  (iii) the Senior Principal Distribution Amount for loan group III shall be distributed in the following manner and priority:

                           (A) first, to the Class R-III Certificates until the Certificate Principal
                  Balance thereof has been reduced to zero;

                           (B) second, the balance of the Senior Principal Distribution Amount for loan group III remaining after the distributions, if any, described in clause (c)(iii)(A)
                  above shall be distributed in the following manner and priority:

                                    (1) first, to the Class III-A-4, Class III-A-9 and Class III-A-10
                           Certificates, on a pro rata basis in accordance with their respective
                           Certificate Principal Balances, until the Certificate Principal Balances of those classeshave been reduced to zero, in an amount equal to the Lockout Amount; provided, however, that if the aggregate of the amounts set forth in clauses (i) - (v)
                           (net of amounts set forth in clause (vi)) of the definition of Senior
                           Principal Distribution Amount for loan group III is more than the balance of the Available Distribution Amount for loan group III remaining after the
                           Senior Interest Distribution Amount, the Class A-P Principal Distribution
                           Amount for loan group III and the Class III-A-5 Accrual Distribution Amount have been distributed, the amount paid to the Class III-A-4, Class III-A-9 and
                           Class III-A-10 Certificates pursuant to this clause (c)(iii)(A) shall be reduced by an amount equal to the Lockout Certificates' pro rata share of such difference relative to the aggregate Certificate Principal Balance of all of the Group III Senior Certificates, other than the Class III-A-P Certificates;

                                    (2) second, an amount up to $1,000 for each distribution date, as follows:

                                            (a) first, to the Class III-A-1, Class III-A-2, Class
                                    III-A-3 and Class III-A-5 Certificates until the aggregate Certificate
                                    Principal Balance has been reduced to the Aggregate Planned Principal Balance for the Class III-A-1, Class III-A-2, Class III-A-3 and Class III-A-5
                                    Certificates for that distribution date as follows:

                                                     a. first, to the Class III-A-1 Certificates and
                                            Class III-A-2 Certificates, sequentially, in that order, until the
                                            Certificate Principal Balances thereof have been reduced to the Aggregate Planned Principal Balance for the Class
                                            III-A-1 Certificates and Class III-A-2 Certificates for that distribution date;

                                                     b. second, to the Class III-A-3 Certificates until
                                            the Certificate Principal Balance thereof has been reduced to the
                                            Targeted Principal Balance for the Class III-A-3 Certificates for
                                            that distribution date;

                                                     c. third, to the Class III-A-5 Certificates, until
                                            the Certificate Principal Balance thereof has been reduced to zero;

                                                     d. fourth, to the Class III-A-3 Certificates, until
                                            the Certificate Principal Balance thereof has been reduced to zero; and

                                                     e. fifth, to the Class III-A-1 Certificates and
                                            Class III-A-2 Certificates, sequentially, in that order, in each case, until the Certificate Principal Balance thereof has been reduced to zero;

                                            (b) second, to the Class III-A-7 Certificates, until the
                                    Certificate Principal Balance thereof has been reduced to zero; and

                                            (c) third, to the Class III-A-1, Class III-A-2, Class
                                    III-A-3 and Class III-A-5 Certificates without regard to the Aggregate Planned
                                    Principal Balance for the Class III-A-1, Class III-A-2, Class III-A-3 and
                                    Class III-A-5 Certificates for that distribution date as follows:

                                                     a. first, to the Class III-A-1 Certificates and
                                            Class III-A-2 Certificates, sequentially, in that order, in each case until the Certificate Principal Balance thereof has been reduced to the Aggregate Planned Principal Balance for the Class III-A-1
                                            Certificates and Class III-A-2 Certificates for that
                                            distribution date;

                                                     b. second, to the Class III-A-3 Certificates until
                                            the Certificate Principal Balance thereof has been reduced to the
                                            Targeted Principal Balance for the Class III-A-3
                                            Certificates for that distribution date;

                                                     c. third, to the Class III-A-5 Certificates, until
                                            the Certificate Principal Balance thereof has been reduced to zero;

                                                     d. fourth, to the Class III-A-3 Certificates, until
                                            the Certificate Principal Balance thereof has been reduced to zero; and

                                                     e. fifth, to the Class III-A-1 Certificates and
                                            Class III-A-2 Certificates, sequentially, in that order, in each case, until the Certificate Principal Balance thereof has been reduced to zero;

                                    (3) third, on each distribution date on or after October 25, 2008, to the Class III-A-6 Certificates and Class III-A-11 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the
                           Certificate Principal Balances of those classes have been reduced to zero, in an amount up to $1,037,000 for each distribution date;

                                    (4) fourth, to the Class III-A-1, Class III-A-2, Class III-A-3 and
                           Class III-A-5 Certificates until the aggregate Certificate Principal Balance has been reduced to the Aggregate Planned Principal Balance for the Class III-A-1,
                           Class III-A-2, Class III-A-3 and Class III-A-5 Certificates for that distribution date as follows:

                                            (a) first, to the Class III-A-1 Certificates and Class
                                    III-A-2 Certificates, sequentially, in that order, until the Certificate
                                    Principal Balances thereof have been reduced to the Aggregate Planned
                                    Principal Balance for the Class III-A-1 Certificates and Class III-A-2
                                    Certificates for that distribution date;

                                            (b) second, to the Class III-A-3 Certificates until the
                                    Certificate Principal Balance thereof has been reduced to the Targeted
                                    Principal Balance for the Class III-A-3 Certificates for that distribution date;

                                            (c) third, to the Class III-A-5 Certificates, until the
                                    Certificate Principal Balance thereof has been reduced to zero;

                                            (d) fourth, to the Class III-A-3 Certificates, until the
                                    Certificate Principal Balance thereof has been reduced to zero; and

                                            (e) fifth, to the Class III-A-1 Certificates and Class
                                    III-A-2 Certificates, sequentially, in that order, in each case until the
                                    Certificate Principal Balance thereof has been reduced to zero;

                                    (5) fifth, to the Class III-A-7 Certificates, until the Certificate
                           Principal Balance thereof has been reduced to zero;

                                    (6) sixth, to the Class III-A-1, Class III-A-2, Class III-A-3 and
                           Class III-A-5 Certificates without regard to the Aggregate Planned Principal Balance for the Class III-A-1, Class III-A-2, Class III-A-3 and Class III-A-5
                           Certificates for that distribution date as follows:

                                            (a) first, to the Class III-A-1 Certificates and Class
                                    III-A-2 Certificates, sequentially, in that order, until the Certificate
                                    Principal Balance thereof has been reduced to the Aggregate Planned Principal
                                    Balance for the Class III-A-1 Certificates and Class III-A-2
                                    Certificates for that distribution date;

                                            (b) second, to the Class III-A-3 Certificates until the
                                    Certificate Principal Balance thereof has been reduced to the Targeted Principal
                                    Balance for the Class III-A-3 Certificates for that distribution date;

                                            (c) third, to Class III-A-5 Certificates, until the
                                    Certificate Principal Balance thereof has been reduced to zero;

                                            (d) fourth, to Class III-A-3 Certificates, until the
                                    Certificate Principal Balance thereof has been reduced to zero; and

                                            (e) fifth, to the Class III-A-1 Certificates and Class
                                    III-A-2 Certificates, sequentially, in that order, in each case until the
                                    Certificate Principal Balance thereof has been reduced to zero;

                                    (7) seventh, to the Class III-A-6 Certificates and Class III-A-11
                           Certificates, on a pro rata basis in accordance with their respective
                           Certificate Principal Balances, until the Certificate Principal Balances of thoseclasses have been reduced to zero; and

                                    (8) eighth, to the Class III-A-4, Class III-A-9 and Class III-A-10
                           Certificates, on a pro rata basis in accordance with their respective
                           Certificate Principal Balances, until the Certificate Principal Balances of those classes have been reduced to zero;

         (d) For the Group IV Senior Certificates, prior to the occurrence of the Credit Support
Depletion Date, an amount equal to the Senior Principal Distribution Amount for loan group IV shall be distributed to the Class IV-A-1 Certificates and Class IV-A-3 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances of those classes have been reduced to zero; and

         (e) For the Group V Senior Certificates, prior to the occurrence of the Credit Support
Depletion Date:

                  (i) the Class A-P Principal Distribution Amount for loan group V shall be distributed to the Class V-A-P Certificates, until the Certificate Principal Balance of that class has been reduced to zero; and

                  (ii) an amount equal to the Senior Principal Distribution Amount for loan group V shall be distributed to the Class V-A-1 Certificates and Class V-A-2 Certificates, on a pro
         rata basis in accordance with their respective Certificate Principal Balances, until the
         Certificate Principal Balances of those classes have been reduced to zero.

         (f) On any distribution date prior to the occurrence of the Credit Support Depletion Date that occurs after the reduction of the aggregate Certificate Principal Balance of the Senior Certificates
relating to a loan group to zero, the outstanding Senior Certificates related to the other loan groups will be entitled to receive 100% of the mortgagor prepayments on the mortgage loans in the loan group related to the Senior Certificates that have been reduced to zero. Such amounts shall be treated as part of the related Available Distribution Amount and distributed as part of the related Senior Principal
Distribution Amount in accordance with the priorities set forth in clauses (a) through (e) above, in reduction of the Certificate Principal Balances thereof. Notwithstanding the foregoing, remaining
Senior Certificates relating to any loan group will not be entitled to receive mortgagor prepayments on the mortgage loans in the other loan groups if the following two conditions are satisfied: (1) the weighted average of the Subordinate Percentages for all loan groups for such distribution date, weighted on the basis of the Stated Principal Balances of the mortgage loans in the related loan groups, is at least two times the weighted average of the initial Subordinate Percentages for all of the loan groups, calculated on that basis and (2) the outstanding principal balance of the mortgage loans in all of the loan groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50%.

On any distribution date prior to the Credit Support Depletion Date on which the aggregate
Certificate Principal Balance of the Senior Certificates relating to a loan group is greater than the aggregate Stated Principal Balance of the mortgage loans in the related loan group, in each case after giving effect to distributions to be made on such distribution date, (1) 100% of the mortgagor prepayments allocable to the Class M Certificates and Class B Certificates from the mortgage loans in the other loan groups will be distributed to such undercollateralized Senior Certificates in accordance with the priorities set forth in clause (a) through (e) above, in reduction of the Certificate Principal
Balances thereof, until the aggregate Certificate Principal Balance of such certificates equals the aggregate Stated Principal Balance of the mortgage loans in the related loan group and (2) an amount equal to one month's interest at a rate of (i) 6.25% per annum if such undercollateralized Senior
Certificates are Group I Senior Certificates, (ii) 7.00% per annum if such undercollateralized Senior
Certificates are Group II Senior Certificates or Group IV Senior Certificates, (iii) 6.00% per annum if such undercollateralized Senior Certificates are Group III Senior Certificates, and (i) 5.75% per annum if such undercollateralized Senior Certificates are Group V Senior Certificates, on the amount of such difference will be distributed, pro rata, from the Available Distribution Amount for the other loan groups otherwise allocable to the Class M Certificates and Class B Certificates, based on such amounts otherwise allocable to the Class M Certificates and Class B Certificates, as follows: first to pay any unpaid interest on such undercollateralized Certificates and then to pay principal on those certificates in the manner described in (1) above.

         (g) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in clauses (a) through (e) above relating to principal among the related
Senior Certificates will be disregarded. Instead, an amount equal to the related Class A-P Principal
Distribution Amount or Class A-P Principal Distribution Amounts, as applicable, will be distributed to the related Class A-P Certificates, and then the applicable Senior Principal Distribution Amount or
Senior Principal Distribution Amounts will be distributed to the related outstanding Senior Certificates, other than the Class A-P Certificates, pro rata in accordance with their respective outstanding
Certificate Principal Balances.

         (h) After reduction of the Certificate Principal Balances of the Senior Certificates of a
Certificate Group, other than the related Class A-P Certificates, to zero but prior to the Credit Support
Depletion Date, those Senior Certificates, other than the related Class A-P Certificates, will be entitled to no further distributions of principal and the related Available Distribution Amount will be paid solely to the holders of the remaining outstanding certificates as described in this prospectus supplement.
The following table sets forth for each distribution date the Aggregate Planned Principal Balances and Targeted Principal Balances, as applicable, for the PAC Certificates and TAC Certificates.

Class III-A-4 Priority Amount

The Class III-A-4 Priority Amount will equal the product of (i) the related Senior Principal
Distribution Amount (ii) the Class III-A-4 Priority Percentage and (iii) the Shift Percentage.  The
"Class III-A-4 Priority Percentage" is the percentage equivalent of a fraction, the numerator of which is the certificate principal balance of the Class III-A-4 Certificates and the denominator of which is the aggregate non-PO pool balance for the group 3 loan group.

Shift Percentage

With respect to any Distribution Date occurring during the five years beginning on the first
Distribution Date, 0%.  For any Distribution date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:  for any Distribution Date in the first year thereafter,
30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any
Distribution Date thereafter, 100%.

Class III-A-5 Accrual Amount

The Class III-A-5 Accrual Amount will be an amount equal to interest accrued on the Class III-A-5
Certificates during the related interest accrual period. On each Distribution Date prior to the Class
III-A-5 Accretion Termination Date, the Class III-A-5 Accrual Amount will be distributed as principal to the Class III-A-3 Certificates as described above and the certificate principal balance of the Class
III-A-5 Certificates will be increased by such amount

Class III-A-5 Accretion Termination Date

The Class III-A-5 Accretion Termination Date will be the earlier of: (i) the date on which the class certificate principal balance of each class of the Subordinate Certificates is reduced to zero and (ii)
the Distribution Date on which the certificate principal balance of the Class III-A-3 Certificates has been reduced to zero.

Allocation of Losses

After the Class M Certificates and Class B Certificates have been reduced to zero, Realized Losses from the group I mortgage loans will be allocated pro rata amongst the Class I-A Certificates, Realized
Losses from the group II mortgage loans will be allocated pro rata amongst the, Class II-A Certificates, provided however, any losses allocable to the Class II-A-1 Certificates will be allocated to the Class
II-A-3 Certificates until reduced to zero, Realized Losses from the group III mortgage loans will be allocated pro rata amongst the Class III-A Certificates, Realized Losses from the group IV mortgage loans will be allocated pro rata amongst the Class IV-A Certificates, and Realized Losses from the group
V mortgage loans will be allocated pro rata amongst the Class V-A Certificates.

Class III-A-7 Cap Contract

The Class III-A-7 Certificates will have the benefit of an interest rate cap contract.  With respect to each distribution date beginning with the May 2007 distribution date to and including the September 2008 distribution date, the amount payable by the cap counterparty will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined under the Cap Contract) and (B) [9.00]%
over (y) [5.50]%, (ii) the lesser of (x) the Class III-A-7 Cap Contract Notional Balance as set forth in the attached Schedule D for such distribution date, and (y) the Certificate Principal Balance of the
Class III-A-7 Certificates immediately prior to that distribution date, and (iii) (x) the actual number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months) divided by (y) 360.

                                                Schedule A
    Preliminary Class III-A-1, Class III-A-2, Class III-A-3 & Class III-A-5 Planned Principal Balance*

______________________________________________________________________________________________________________________
 Period    Distribution    Planned      Period   Distribution     Planned       Period   Distribution       Planned
                          Principal                              Principal                                 Principal
              Date       Balance($)                  Date        Balance($)                  Date         Balance($)
    1       3/25/2007   72,612,000.00     52      6/25/2011    31,730,817.25     103       9/25/2015     13,279,286.75
    2       4/25/2007   72,340,917.64     53      7/25/2011    31,047,150.32     104      10/25/2015     12,855,249.43
    3       5/25/2007   72,001,762.51     54      8/25/2011    30,375,025.87     105      11/25/2015     12,441,107.80
    4       6/25/2007   71,594,581.54     55      9/25/2011    29,714,369.89     106      12/25/2015     12,036,659.64
    5       7/25/2007   71,119,464.76     56      10/25/2011   29,065,108.87     107       1/25/2016     11,641,706.57
    6       8/25/2007   70,576,545.44     57      11/25/2011   28,427,169.76     108       2/25/2016     11,256,054.02
    7       9/25/2007   69,966,000.09     58      12/25/2011   27,800,480.00     109       3/25/2016     10,879,511.08
    8      10/25/2007   69,288,048.51     59      1/25/2012    27,184,967.50     110       4/25/2016     10,691,614.67
    9      11/25/2007   68,542,953.69     60      2/25/2012    26,580,560.64     111       5/25/2016     10,506,903.73
   10      12/25/2007   67,731,021.75     61      3/25/2012    25,987,188.29     112       6/25/2016     10,325,324.86
   11       1/25/2008   66,852,601.79     62      4/25/2012    25,575,447.86     113       7/25/2016     10,146,825.57
   12       2/25/2008   65,908,085.73     63      5/25/2012    25,174,260.57     114       8/25/2016     9,971,354.24
   13       3/25/2008   64,897,908.03     64      6/25/2012    24,783,557.12     115       9/25/2016     9,798,860.10
   14       4/25/2008   63,822,545.47     65      7/25/2012    24,403,268.71     116      10/25/2016     9,629,293.23
   15       5/25/2008   62,682,516.80     66      8/25/2012    24,033,326.95     117      11/25/2016     9,462,604.53
   16       6/25/2008   61,478,382.36     67      9/25/2012    23,673,663.91     118      12/25/2016     9,298,745.74
   17       7/25/2008   60,210,743.70     68      10/25/2012   23,324,212.13     119       1/25/2017     9,137,669.39
   18       8/25/2008   58,880,243.10     69      11/25/2012   22,984,904.56     120       2/25/2017     8,979,328.79
   19       9/25/2008   57,487,563.08     70      12/25/2012   22,655,674.62     121       3/25/2017     8,814,046.29
   20      10/25/2008   57,083,425.84     71      1/25/2013    22,336,456.14     122       4/25/2017     8,651,672.34
   21      11/25/2008   56,618,592.69     72      2/25/2013    22,027,183.40     123       5/25/2017     8,492,157.09
   22      12/25/2008   56,093,863.40     73      3/25/2013    21,727,791.12     124       6/25/2017     8,335,451.48
   23       1/25/2009   55,510,075.54     74      4/25/2013    21,493,869.44     125       7/25/2017     8,181,507.31
   24       2/25/2009   54,868,103.75     75      5/25/2013    21,269,432.00     126       8/25/2017     8,030,277.19
   25       3/25/2009   54,168,858.99     76      6/25/2013    21,054,415.57     127       9/25/2017     7,881,714.53
   26       4/25/2009   53,413,287.76     77      7/25/2013    20,848,757.34     128      10/25/2017     7,735,773.51
   27       5/25/2009   52,602,371.23     78      8/25/2013    20,652,394.89     129      11/25/2017     7,592,409.11
   28       6/25/2009   51,737,124.39     79      9/25/2013    20,465,266.25     130      12/25/2017     7,451,577.05
   29       7/25/2009   50,818,595.13     80      10/25/2013   20,287,309.83     131       1/25/2018     7,313,233.81
   30       8/25/2009   49,847,863.32     81      11/25/2013   20,118,464.47     132       2/25/2018     7,177,336.60
   31       9/25/2009   48,890,517.27     82      12/25/2013   19,958,669.39     133       3/25/2018     7,043,843.37
   32      10/25/2009   47,946,470.93     83      1/25/2014    19,807,864.24     134       4/25/2018     6,912,712.74
   33      11/25/2009   47,015,638.80     84      2/25/2014    19,665,989.04     135       5/25/2018     6,783,904.09
   34      12/25/2009   46,097,935.96     85      3/25/2014    19,532,984.23     136       6/25/2018     6,657,377.42
   35       1/25/2010   45,193,278.03     86      4/25/2014    19,531,984.23     137       7/25/2018     6,533,093.47
   36       2/25/2010   44,301,581.18     87      5/25/2014    19,530,984.23     138       8/25/2018     6,411,013.59
   37       3/25/2010   43,422,762.14     88      6/25/2014    19,529,984.23     139       9/25/2018     6,291,099.83
   38       4/25/2010   42,556,738.15     89      7/25/2014    19,528,984.23     140      10/25/2018     6,173,314.85
   39       5/25/2010   41,703,427.04     90      8/25/2014    19,527,984.23     141      11/25/2018     6,057,621.96
   40       6/25/2010   40,862,747.14     91      9/25/2014    19,526,984.23     142      12/25/2018     5,943,985.08
   41       7/25/2010   40,034,617.33     92      10/25/2014   19,525,984.23     143       1/25/2019     5,832,368.75
   42       8/25/2010   39,218,957.01     93      11/25/2014   19,011,338.98     144       2/25/2019     5,722,738.10
   43       9/25/2010   38,415,686.11     94      12/25/2014   18,243,223.95     145       3/25/2019     5,615,058.87
   44      10/25/2010   37,624,725.09     95      1/25/2015    17,492,712.94     146       4/25/2019     5,509,297.36
   45      11/25/2010   36,845,994.93     96      2/25/2015    16,759,465.33     147       5/25/2019     5,405,420.45
   46      12/25/2010   36,079,417.11     97      3/25/2015    16,043,146.61     148       6/25/2019     5,303,395.58
   47       1/25/2011   35,324,913.65     98      4/25/2015    15,555,264.24     149       7/25/2019     5,203,190.75
   48       2/25/2011   34,582,407.04     99      5/25/2015    15,078,575.68     150       8/25/2019     5,104,774.50
   49       3/25/2011   33,851,820.33    100      6/25/2015    14,612,854.08     151       9/25/2019     5,008,115.89
   50       4/25/2011   33,133,077.03    101      7/25/2015    14,157,876.92     152      10/25/2019     4,913,184.51
   51       5/25/2011   32,426,101.16    102      8/25/2015    13,713,425.87     153      11/25/2019     4,819,950.49
______________________________________________________________________________________________________________________

                  * The Preliminary Class III-A-1, Class III-A-2, Class III-A-3 & Class III-A-5 Planned
                    Principal Balance Schedule will apply at  prepayment speeds between 200% to 300%
                    PSA.
                  * The Preliminary Class III-A-1, Class III-A-2, Class III-A-3 & Class III-A-5 Planned
                    Principal Balance Schedule is preliminary and subject to change.
                  * All balances are subject to a variance of +/- 10%.

                                                Schedule A
                                               (Continued)
    Preliminary Class III-A-1, Class III-A-2, Class III-A-3 & Class III-A-5 Planned Principal Balance*

______________________________________________________________________________________________________________________
 Period    Distribution    Planned      Period   Distribution     Planned       Period   Distribution       Planned
                          Principal                              Principal                                 Principal
              Date       Balance($)                  Date        Balance($)                  Date         Balance($)
   154     12/25/2019   4,728,384.43     205      3/25/2024     1,716,471.76     256       6/25/2028      557,235.38
   155      1/25/2020   4,638,457.46     206      4/25/2024     1,681,266.41     257       7/25/2028      544,071.85
   156      2/25/2020   4,550,141.18     207      5/25/2024     1,646,715.74     258       8/25/2028      531,168.19
   157      3/25/2020   4,463,407.68     208      6/25/2024     1,612,808.17     259       9/25/2028      518,519.65
   158      4/25/2020   4,378,229.53     209      7/25/2024     1,579,532.30     260      10/25/2028      506,121.57
   159      5/25/2020   4,294,579.76     210      8/25/2024     1,546,876.94     261      11/25/2028      493,969.37
   160      6/25/2020   4,212,431.85     211      9/25/2024     1,514,831.10     262      12/25/2028      482,058.56
   161      7/25/2020   4,131,759.75     212      10/25/2024    1,483,383.96     263       1/25/2029      470,384.71
   162      8/25/2020   4,052,537.84     213      11/25/2024    1,452,524.90     264       2/25/2029      458,943.47
   163      9/25/2020   3,974,740.93     214      12/25/2024    1,422,243.48     265       3/25/2029      447,730.57
   164     10/25/2020   3,898,344.27     215      1/25/2025     1,392,529.44     266       4/25/2029      436,741.83
   165     11/25/2020   3,823,323.54     216      2/25/2025     1,363,372.70     267       5/25/2029      425,973.13
   166     12/25/2020   3,749,654.81     217      3/25/2025     1,334,763.35     268       6/25/2029      415,420.42
   167      1/25/2021   3,677,314.57     218      4/25/2025     1,306,691.65     269       7/25/2029      405,079.72
   168      2/25/2021   3,606,279.71     219      5/25/2025     1,279,148.03     270       8/25/2029      394,947.13
   169      3/25/2021   3,536,527.51     220      6/25/2025     1,252,123.08     271       9/25/2029      385,018.82
   170      4/25/2021   3,468,035.65     221      7/25/2025     1,225,607.56     272      10/25/2029      375,291.01
   171      5/25/2021   3,400,782.17     222      8/25/2025     1,199,592.39     273      11/25/2029      365,760.00
   172      6/25/2021   3,334,745.50     223      9/25/2025     1,174,068.65     274      12/25/2029      356,422.15
   173      7/25/2021   3,269,904.43     224      10/25/2025    1,149,027.56     275       1/25/2030      347,273.89
   174      8/25/2021   3,206,238.12     225      11/25/2025    1,124,460.50     276       2/25/2030      338,311.71
   175      9/25/2021   3,143,726.06     226      12/25/2025    1,100,359.00     277       3/25/2030      329,532.17
   176     10/25/2021   3,082,348.13     227      1/25/2026     1,076,714.74     278       4/25/2030      320,931.88
   177     11/25/2021   3,022,084.53     228      2/25/2026     1,053,519.53     279       5/25/2030      312,507.50
   178     12/25/2021   2,962,915.79     229      3/25/2026     1,030,765.34     280       6/25/2030      304,255.77
   179      1/25/2022   2,904,822.79     230      4/25/2026     1,008,444.26     281       7/25/2030      296,173.47
   180      2/25/2022   2,847,786.72     231      5/25/2026      986,548.55      282       8/25/2030      288,257.46
   181      3/25/2022   2,791,789.11     232      6/25/2026      965,070.56      283       9/25/2030      280,504.64
   182      4/25/2022   2,736,811.79     233      7/25/2026      944,002.81      284      10/25/2030      272,911.97
   183      5/25/2022   2,682,836.91     234      8/25/2026      923,337.92      285      11/25/2030      265,476.45
   184      6/25/2022   2,629,846.92     235      9/25/2026      903,068.66      286      12/25/2030      258,195.15
   185      7/25/2022   2,577,824.57     236      10/25/2026     883,187.92      287       1/25/2031      251,065.18
   186      8/25/2022   2,526,752.91     237      11/25/2026     863,688.70      288       2/25/2031      244,083.71
   187      9/25/2022   2,476,615.28     238      12/25/2026     844,564.15      289       3/25/2031      237,247.96
   188     10/25/2022   2,427,395.29     239      1/25/2027      825,807.51      290       4/25/2031      230,555.20
   189     11/25/2022   2,379,076.84     240      2/25/2027      807,412.15      291       5/25/2031      224,002.74
   190     12/25/2022   2,331,644.12     241      3/25/2027      789,371.57      292       6/25/2031      217,587.95
   191      1/25/2023   2,285,081.57     242      4/25/2027      771,679.35      293       7/25/2031      211,308.23
   192      2/25/2023   2,239,373.90     243      5/25/2027      754,329.20      294       8/25/2031      205,161.04
   193      3/25/2023   2,194,506.10     244      6/25/2027      737,314.95      295       9/25/2031      199,143.88
   194      4/25/2023   2,150,463.40     245      7/25/2027      720,630.52      296      10/25/2031      193,254.30
   195      5/25/2023   2,107,231.27     246      8/25/2027      704,269.94      297      11/25/2031      187,489.89
   196      6/25/2023   2,064,795.46     247      9/25/2027      688,227.35      298      12/25/2031      181,848.28
   197      7/25/2023   2,023,141.95     248      10/25/2027     672,496.99      299       1/25/2032      176,327.15
   198      8/25/2023   1,982,256.96     249      11/25/2027     657,073.20      300       2/25/2032      170,924.21
   199      9/25/2023   1,942,126.95     250      12/25/2027     641,950.42      301       3/25/2032      165,637.23
   200     10/25/2023   1,902,738.60     251      1/25/2028      627,123.17      302       4/25/2032      160,464.00
   201     11/25/2023   1,864,078.84     252      2/25/2028      612,586.10      303       5/25/2032      155,402.35
   202     12/25/2023   1,826,134.80     253      3/25/2028      598,333.92      304       6/25/2032      150,450.17
   203      1/25/2024   1,788,893.85     254      4/25/2028      584,361.45      305       7/25/2032      145,605.36
   204      2/25/2024   1,752,343.57     255      5/25/2028      570,663.61      306       8/25/2032      140,865.88
______________________________________________________________________________________________________________________

                  * The Preliminary Class III-A-1, Class III-A-2, Class III-A-3 & Class III-A-5 Planned
                    Principal Balance Schedule will apply at  prepayment speeds between 200% to 300%
                    PSA.
                  * The Preliminary Class III-A-1, Class III-A-2, Class III-A-3 & Class III-A-5 Planned
                    Principal Balance Schedule is preliminary and subject to change.
                  * All balances are subject to a variance of +/- 10%.

                                                Schedule A
                                               (Continued)
    Preliminary Class III-A-1, Class III-A-2, Class III-A-3 & Class III-A-5 Planned Principal Balance*

_____________________________________
 Period    Distribution    Planned
                          Principal
              Date       Balance($)
   307      9/25/2032    136,229.71
   308     10/25/2032    131,694.89
   309     11/25/2032    127,259.46
   310     12/25/2032    122,921.53
   311      1/25/2033    118,679.22
   312      2/25/2033    114,530.70
   313      3/25/2033    110,474.16
   314      4/25/2033    106,507.83
   315      5/25/2033    102,629.97
   316      6/25/2033     98,838.88
   317      7/25/2033     95,132.87
   318      8/25/2033     91,510.29
   319      9/25/2033     87,969.53
   320     10/25/2033     84,509.01
   321     11/25/2033     81,127.16
   322     12/25/2033     77,822.45
   323      1/25/2034     74,593.37
   324      2/25/2034     71,438.46
   325      3/25/2034     68,356.26
   326      4/25/2034     65,345.35
   327      5/25/2034     62,404.33
   328      6/25/2034     59,531.82
   329      7/25/2034     56,726.49
   330      8/25/2034     53,987.01
   331      9/25/2034     51,312.08
   332     10/25/2034     48,700.44
   333     11/25/2034     46,150.82
   334     12/25/2034     43,662.00
   335      1/25/2035     41,232.76
   336      2/25/2035     38,861.94
   337      3/25/2035     36,548.37
   338      4/25/2035     34,290.90
   339      5/25/2035     32,088.42
   340      6/25/2035     29,939.83
   341      7/25/2035     27,844.04
   342      8/25/2035     25,800.00
   343      9/25/2035     23,806.67
   344     10/25/2035     21,863.03
   345     11/25/2035     19,968.08
   346     12/25/2035     18,120.83
   347      1/25/2036     16,320.32
   348      2/25/2036     14,565.60
   349      3/25/2036     12,855.74
   350      4/25/2036     11,189.83
   351      5/25/2036     9,566.97
   352      6/25/2036     7,986.29
   353      7/25/2036     6,446.92
   354      8/25/2036     4,948.01
   355      9/25/2036     3,488.74
   356     10/25/2036     2,068.28
   357     11/25/2036       0.00
_____________________________________

*  The Preliminary Class III-A-1, Class III-A-2, Class III-A-3 & Class III-A-5 Planned
   Principal Balance Schedule will apply at  prepayment speeds between 200% to 300%
   PSA.
*  The Preliminary Class III-A-1, Class III-A-2, Class III-A-3 & Class III-A-5 Planned
   Principal Balance Schedule is preliminary and subject to change.
*  All balances are subject to a variance of +/- 10%.

                                                Schedule B
                   Preliminary Class III-A-1 & Class III-A-2 Planned Principal Balance*

______________________________________________________________________________________________________________________
 Period    Distribution   Targeted      Period   Distribution     Targeted      Period   Distribution      Targeted
                          Principal                              Principal                                 Principal
              Date       Balance($)                  Date        Balance($)                  Date         Balance($)
    1       3/25/2007   72,612,000.00     52      6/25/2011    31,730,817.25     103       9/25/2015     13,279,286.75
    2       4/25/2007   72,340,917.64     53      7/25/2011    31,047,150.32     104      10/25/2015     12,855,249.43
    3       5/25/2007   72,001,762.51     54      8/25/2011    30,375,025.87     105      11/25/2015     12,441,107.80
    4       6/25/2007   71,594,581.54     55      9/25/2011    29,714,369.89     106      12/25/2015     12,036,659.64
    5       7/25/2007   71,119,464.76     56      10/25/2011   29,065,108.87     107       1/25/2016     11,641,706.57
    6       8/25/2007   70,576,545.44     57      11/25/2011   28,427,169.76     108       2/25/2016     11,256,054.02
    7       9/25/2007   69,966,000.09     58      12/25/2011   27,800,480.00     109       3/25/2016     10,879,511.08
    8      10/25/2007   69,288,048.51     59      1/25/2012    27,184,967.50     110       4/25/2016     10,691,614.67
    9      11/25/2007   68,542,953.69     60      2/25/2012    26,580,560.64     111       5/25/2016     10,506,903.73
   10      12/25/2007   67,731,021.75     61      3/25/2012    25,987,188.29     112       6/25/2016     10,325,324.86
   11       1/25/2008   66,852,601.79     62      4/25/2012    25,575,447.86     113       7/25/2016     10,146,825.57
   12       2/25/2008   65,908,085.73     63      5/25/2012    25,174,260.57     114       8/25/2016     9,971,354.24
   13       3/25/2008   64,897,908.03     64      6/25/2012    24,783,557.12     115       9/25/2016     9,798,860.10
   14       4/25/2008   63,822,545.47     65      7/25/2012    24,403,268.71     116      10/25/2016     9,629,293.23
   15       5/25/2008   62,682,516.80     66      8/25/2012    24,033,326.95     117      11/25/2016     9,462,604.53
   16       6/25/2008   61,478,382.36     67      9/25/2012    23,673,663.91     118      12/25/2016     9,298,745.74
   17       7/25/2008   60,210,743.70     68      10/25/2012   23,324,212.13     119       1/25/2017     9,137,669.39
   18       8/25/2008   58,880,243.10     69      11/25/2012   22,984,904.56     120       2/25/2017     8,979,328.79
   19       9/25/2008   57,487,563.08     70      12/25/2012   22,655,674.62     121       3/25/2017     8,814,046.29
   20      10/25/2008   57,083,425.84     71      1/25/2013    22,336,456.14     122       4/25/2017     8,651,672.34
   21      11/25/2008   56,618,592.69     72      2/25/2013    22,027,183.40     123       5/25/2017     8,492,157.09
   22      12/25/2008   56,093,863.40     73      3/25/2013    21,727,791.12     124       6/25/2017     8,335,451.48
   23       1/25/2009   55,510,075.54     74      4/25/2013    21,493,869.44     125       7/25/2017     8,181,507.31
   24       2/25/2009   54,868,103.75     75      5/25/2013    21,269,432.00     126       8/25/2017     8,030,277.19
   25       3/25/2009   54,168,858.99     76      6/25/2013    21,054,415.57     127       9/25/2017     7,881,714.53
   26       4/25/2009   53,413,287.76     77      7/25/2013    20,848,757.34     128      10/25/2017     7,735,773.51
   27       5/25/2009   52,602,371.23     78      8/25/2013    20,652,394.89     129      11/25/2017     7,592,409.11
   28       6/25/2009   51,737,124.39     79      9/25/2013    20,465,266.25     130      12/25/2017     7,451,577.05
   29       7/25/2009   50,818,595.13     80      10/25/2013   20,287,309.83     131       1/25/2018     7,313,233.81
   30       8/25/2009   49,847,863.32     81      11/25/2013   20,118,464.47     132       2/25/2018     7,177,336.60
   31       9/25/2009   48,890,517.27     82      12/25/2013   19,958,669.39     133       3/25/2018     7,043,843.37
   32      10/25/2009   47,946,470.93     83      1/25/2014    19,807,864.24     134       4/25/2018     6,912,712.74
   33      11/25/2009   47,015,638.80     84      2/25/2014    19,665,989.04     135       5/25/2018     6,783,904.09
   34      12/25/2009   46,097,935.96     85      3/25/2014    19,532,984.23     136       6/25/2018     6,657,377.42
   35       1/25/2010   45,193,278.03     86      4/25/2014    19,531,984.23     137       7/25/2018     6,533,093.47
   36       2/25/2010   44,301,581.18     87      5/25/2014    19,530,984.23     138       8/25/2018     6,411,013.59
   37       3/25/2010   43,422,762.14     88      6/25/2014    19,529,984.23     139       9/25/2018     6,291,099.83
   38       4/25/2010   42,556,738.15     89      7/25/2014    19,528,984.23     140      10/25/2018     6,173,314.85
   39       5/25/2010   41,703,427.04     90      8/25/2014    19,527,984.23     141      11/25/2018     6,057,621.96
   40       6/25/2010   40,862,747.14     91      9/25/2014    19,526,984.23     142      12/25/2018     5,943,985.08
   41       7/25/2010   40,034,617.33     92      10/25/2014   19,525,984.23     143       1/25/2019     5,832,368.75
   42       8/25/2010   39,218,957.01     93      11/25/2014   19,011,338.98     144       2/25/2019     5,722,738.10
   43       9/25/2010   38,415,686.11     94      12/25/2014   18,243,223.95     145       3/25/2019     5,615,058.87
   44      10/25/2010   37,624,725.09     95      1/25/2015    17,492,712.94     146       4/25/2019     5,509,297.36
   45      11/25/2010   36,845,994.93     96      2/25/2015    16,759,465.33     147       5/25/2019     5,405,420.45
   46      12/25/2010   36,079,417.11     97      3/25/2015    16,043,146.61     148       6/25/2019     5,303,395.58
   47       1/25/2011   35,324,913.65     98      4/25/2015    15,555,264.24     149       7/25/2019     5,203,190.75
   48       2/25/2011   34,582,407.04     99      5/25/2015    15,078,575.68     150       8/25/2019     5,104,774.50
   49       3/25/2011   33,851,820.33    100      6/25/2015    14,612,854.08     151       9/25/2019     5,008,115.89
   50       4/25/2011   33,133,077.03    101      7/25/2015    14,157,876.92     152      10/25/2019     4,913,184.51
   51       5/25/2011   32,426,101.16    102      8/25/2015    13,713,425.87     153      11/25/2019     4,819,950.49
______________________________________________________________________________________________________________________

                  * The Preliminary Class III-A-1 & Class III-A-2 Planned Principal Balance Schedule
                    will apply at  prepayment speeds between 125% to 300% PSA.
                  * The Preliminary Class III-A-1 & Class III-A-2 Planned Principal Balance Schedule is
                    preliminary and subject to change.
                  *  All balances are subject to a variance of +/- 10%.

                                                Schedule B
                                               (Continued)
                   Preliminary Class III-A-1 & Class III-A-2 Planned Principal Balance*

______________________________________________________________________________________________________________________
 Period    Distribution   Targeted      Period   Distribution     Targeted      Period   Distribution      Targeted
                          Principal                              Principal                                 Principal
              Date       Balance($)                  Date        Balance($)                  Date         Balance($)
   154     12/25/2019   4,728,384.43     205      3/25/2024     1,716,471.76     256       6/25/2028      557,235.38
   155      1/25/2020   4,638,457.46     206      4/25/2024     1,681,266.41     257       7/25/2028      544,071.85
   156      2/25/2020   4,550,141.18     207      5/25/2024     1,646,715.74     258       8/25/2028      531,168.19
   157      3/25/2020   4,463,407.68     208      6/25/2024     1,612,808.17     259       9/25/2028      518,519.65
   158      4/25/2020   4,378,229.53     209      7/25/2024     1,579,532.30     260      10/25/2028      506,121.57
   159      5/25/2020   4,294,579.76     210      8/25/2024     1,546,876.94     261      11/25/2028      493,969.37
   160      6/25/2020   4,212,431.85     211      9/25/2024     1,514,831.10     262      12/25/2028      482,058.56
   161      7/25/2020   4,131,759.75     212      10/25/2024    1,483,383.96     263       1/25/2029      470,384.71
   162      8/25/2020   4,052,537.84     213      11/25/2024    1,452,524.90     264       2/25/2029      458,943.47
   163      9/25/2020   3,974,740.93     214      12/25/2024    1,422,243.48     265       3/25/2029      447,730.57
   164     10/25/2020   3,898,344.27     215      1/25/2025     1,392,529.44     266       4/25/2029      436,741.83
   165     11/25/2020   3,823,323.54     216      2/25/2025     1,363,372.70     267       5/25/2029      425,973.13
   166     12/25/2020   3,749,654.81     217      3/25/2025     1,334,763.35     268       6/25/2029      415,420.42
   167      1/25/2021   3,677,314.57     218      4/25/2025     1,306,691.65     269       7/25/2029      405,079.72
   168      2/25/2021   3,606,279.71     219      5/25/2025     1,279,148.03     270       8/25/2029      394,947.13
   169      3/25/2021   3,536,527.51     220      6/25/2025     1,252,123.08     271       9/25/2029      385,018.82
   170      4/25/2021   3,468,035.65     221      7/25/2025     1,225,607.56     272      10/25/2029      375,291.01
   171      5/25/2021   3,400,782.17     222      8/25/2025     1,199,592.39     273      11/25/2029      365,760.00
   172      6/25/2021   3,334,745.50     223      9/25/2025     1,174,068.65     274      12/25/2029      356,422.15
   173      7/25/2021   3,269,904.43     224      10/25/2025    1,149,027.56     275       1/25/2030      347,273.89
   174      8/25/2021   3,206,238.12     225      11/25/2025    1,124,460.50     276       2/25/2030      338,311.71
   175      9/25/2021   3,143,726.06     226      12/25/2025    1,100,359.00     277       3/25/2030      329,532.17
   176     10/25/2021   3,082,348.13     227      1/25/2026     1,076,714.74     278       4/25/2030      320,931.88
   177     11/25/2021   3,022,084.53     228      2/25/2026     1,053,519.53     279       5/25/2030      312,507.50
   178     12/25/2021   2,962,915.79     229      3/25/2026     1,030,765.34     280       6/25/2030      304,255.77
   179      1/25/2022   2,904,822.79     230      4/25/2026     1,008,444.26     281       7/25/2030      296,173.47
   180      2/25/2022   2,847,786.72     231      5/25/2026      986,548.55      282       8/25/2030      288,257.46
   181      3/25/2022   2,791,789.11     232      6/25/2026      965,070.56      283       9/25/2030      280,504.64
   182      4/25/2022   2,736,811.79     233      7/25/2026      944,002.81      284      10/25/2030      272,911.97
   183      5/25/2022   2,682,836.91     234      8/25/2026      923,337.92      285      11/25/2030      265,476.45
   184      6/25/2022   2,629,846.92     235      9/25/2026      903,068.66      286      12/25/2030      258,195.15
   185      7/25/2022   2,577,824.57     236      10/25/2026     883,187.92      287       1/25/2031      251,065.18
   186      8/25/2022   2,526,752.91     237      11/25/2026     863,688.70      288       2/25/2031      244,083.71
   187      9/25/2022   2,476,615.28     238      12/25/2026     844,564.15      289       3/25/2031      237,247.96
   188     10/25/2022   2,427,395.29     239      1/25/2027      825,807.51      290       4/25/2031      230,555.20
   189     11/25/2022   2,379,076.84     240      2/25/2027      807,412.15      291       5/25/2031      224,002.74
   190     12/25/2022   2,331,644.12     241      3/25/2027      789,371.57      292       6/25/2031      217,587.95
   191      1/25/2023   2,285,081.57     242      4/25/2027      771,679.35      293       7/25/2031      211,308.23
   192      2/25/2023   2,239,373.90     243      5/25/2027      754,329.20      294       8/25/2031      205,161.04
   193      3/25/2023   2,194,506.10     244      6/25/2027      737,314.95      295       9/25/2031      199,143.88
   194      4/25/2023   2,150,463.40     245      7/25/2027      720,630.52      296      10/25/2031      193,254.30
   195      5/25/2023   2,107,231.27     246      8/25/2027      704,269.94      297      11/25/2031      187,489.89
   196      6/25/2023   2,064,795.46     247      9/25/2027      688,227.35      298      12/25/2031      181,848.28
   197      7/25/2023   2,023,141.95     248      10/25/2027     672,496.99      299       1/25/2032      176,327.15
   198      8/25/2023   1,982,256.96     249      11/25/2027     657,073.20      300       2/25/2032      170,924.21
   199      9/25/2023   1,942,126.95     250      12/25/2027     641,950.42      301       3/25/2032      165,637.23
   200     10/25/2023   1,902,738.60     251      1/25/2028      627,123.17      302       4/25/2032      160,464.00
   201     11/25/2023   1,864,078.84     252      2/25/2028      612,586.10      303       5/25/2032      155,402.35
   202     12/25/2023   1,826,134.80     253      3/25/2028      598,333.92      304       6/25/2032      150,450.17
   203      1/25/2024   1,788,893.85     254      4/25/2028      584,361.45      305       7/25/2032      145,605.36
   204      2/25/2024   1,752,343.57     255      5/25/2028      570,663.61      306       8/25/2032      140,865.88
______________________________________________________________________________________________________________________

                  * The Preliminary Class III-A-1 & Class III-A-2 Planned Principal Balance Schedule
                    will apply at  prepayment speeds between 125% to 300% PSA.
                  * The Preliminary Class III-A-1 & Class III-A-2 Planned Principal Balance Schedule is
                    preliminary and subject to change.
                  * All balances are subject to a variance of +/- 10%.

                                                Schedule B
                                               (Continued)
                   Preliminary Class III-A-1 & Class III-A-2 Planned Principal Balance*

____________________________________
 Period    Distribution   Targeted
                          Principal
              Date       Balance($)
   307      9/25/2032    136,229.71
   308     10/25/2032    131,694.89
   309     11/25/2032    127,259.46
   310     12/25/2032    122,921.53
   311      1/25/2033    118,679.22
   312      2/25/2033    114,530.70
   313      3/25/2033    110,474.16
   314      4/25/2033    106,507.83
   315      5/25/2033    102,629.97
   316      6/25/2033     98,838.88
   317      7/25/2033     95,132.87
   318      8/25/2033     91,510.29
   319      9/25/2033     87,969.53
   320     10/25/2033     84,509.01
   321     11/25/2033     81,127.16
   322     12/25/2033     77,822.45
   323      1/25/2034     74,593.37
   324      2/25/2034     71,438.46
   325      3/25/2034     68,356.26
   326      4/25/2034     65,345.35
   327      5/25/2034     62,404.33
   328      6/25/2034     59,531.82
   329      7/25/2034     56,726.49
   330      8/25/2034     53,987.01
   331      9/25/2034     51,312.08
   332     10/25/2034     48,700.44
   333     11/25/2034     46,150.82
   334     12/25/2034     43,662.00
   335      1/25/2035     41,232.76
   336      2/25/2035     38,861.94
   337      3/25/2035     36,548.37
   338      4/25/2035     34,290.90
   339      5/25/2035     32,088.42
   340      6/25/2035     29,939.83
   341      7/25/2035     27,844.04
   342      8/25/2035     25,800.00
   343      9/25/2035     23,806.67
   344     10/25/2035     21,863.03
   345     11/25/2035     19,968.08
   346     12/25/2035     18,120.83
   347      1/25/2036     16,320.32
   348      2/25/2036     14,565.60
   349      3/25/2036     12,855.74
   350      4/25/2036     11,189.83
   351      5/25/2036     9,566.97
   352      6/25/2036     7,986.29
   353      7/25/2036     6,446.92
   354      8/25/2036     4,948.01
   355      9/25/2036     3,488.74
   356     10/25/2036     2,068.28
   357     11/25/2036       0.00
____________________________________

                  * The Preliminary Class III-A-1 & Class III-A-2 Planned Principal Balance Schedule
                    will apply at  prepayment speeds between 125% to 300% PSA.
                  * The Preliminary Class III-A-1 & Class III-A-2 Planned Principal Balance Schedule is
                    preliminary and subject to change.
                  *  All balances are subject to a variance of +/- 10%.

                                                Schedule C
                          Preliminary Class III-A-3 Targeted Principal Balance*

__________________________________________________________________________________
  Period    Distribution     Targeted     Period   Distribution     Targeted
                            Principal                               Principal
                Date        Balance($)                 Date        Balance($)
    1        3/25/2007    39,550,000.00     34      12/25/2009    17,707,923.42
    2        4/25/2007    39,439,363.15     35      1/25/2010     16,850,870.14
    3        5/25/2007    39,287,892.00     36      2/25/2010     16,015,054.84
    4        6/25/2007    39,095,573.69     37      3/25/2010     15,200,142.92
    5        7/25/2007    38,862,461.82     38      4/25/2010     14,405,804.32
    6        8/25/2007    38,588,676.93     39      5/25/2010     13,631,713.39
    7        9/25/2007    38,274,406.72     40      6/25/2010     12,877,548.89
    8        10/25/2007   37,919,906.15     41      7/25/2010     12,142,993.89
    9        11/25/2007   37,525,497.56     42      8/25/2010     11,427,735.76
    10       12/25/2007   37,091,570.36     43      9/25/2010     10,731,466.08
    11       1/25/2008    36,618,580.88     44      10/25/2010    10,053,880.60
    12       2/25/2008    36,107,051.87     45      11/25/2010    9,394,679.18
    13       3/25/2008    35,557,571.99     46      12/25/2010    8,753,565.76
    14       4/25/2008    34,970,795.01     47      1/25/2011     8,130,248.26
    15       5/25/2008    34,347,439.03     48      2/25/2011     7,524,438.60
    16       6/25/2008    33,688,285.47     49      3/25/2011     6,935,852.56
    17       7/25/2008    32,994,177.93     50      4/25/2011     6,364,209.83
    18       8/25/2008    32,266,020.88     51      5/25/2011     5,809,233.87
    19       9/25/2008    31,504,778.33     52      6/25/2011     5,270,651.92
    20       10/25/2008   30,711,472.22     53      7/25/2011     4,748,194.91
    21       11/25/2008   29,887,180.74     54      8/25/2011     4,241,597.47
    22       12/25/2008   29,033,036.60     55      9/25/2011     3,750,597.82
    23       1/25/2009    28,150,225.04     56      10/25/2011    3,274,937.75
    24       2/25/2009    27,239,981.77     57      11/25/2011    2,814,362.59
    25       3/25/2009    26,303,590.84     58      12/25/2011    2,368,621.15
    26       4/25/2009    25,342,382.36     59      1/25/2012     1,937,465.67
    27       5/25/2009    24,357,730.07     60      2/25/2012     1,520,651.77
    28       6/25/2009    23,351,048.91     61      3/25/2012     1,117,938.43
    29       7/25/2009    22,323,792.42     62      4/25/2012      864,965.45
    30       8/25/2009    21,355,368.82     63      5/25/2012      624,780.48
    31       9/25/2009    20,409,925.70     64      6/25/2012      397,155.50
    32       10/25/2009   19,487,105.10     65      7/25/2012      181,865.65
    33       11/25/2009   18,586,553.82     66      8/25/2012         0.00
_________________________________________________________________________________

                  *  The Preliminary Class III-A-3 Targeted Principal Balance Schedule is based on a prepayment speed of 75% PPC.
                  *  The Preliminary Class III-A-3 Targeted Principal Balance Schedule is preliminary and subject to change.
                  *  All balances are subject to a variance of +/- 10%.

                                                Schedule D
                                 Preliminary Class III-A-7 Cap Schedule*

_________________________________________________________________________________________________________________
   Period         Distribution Date        Strike Rate (%)       Ceiling Rate (%)        Notional Balance ($)
     1               5/25/2007                5.4000                 20.000                44,530,722.26
     2               6/25/2007                5.4000                 20.000                42,659,898.72
     3               7/25/2007                5.4000                 20.000                40,600,509.02
     4               8/25/2007                5.4000                 20.000                38,356,281.15
     5               9/25/2007                5.4000                 20.000                35,931,689.53
     6              10/25/2007                5.4000                 20.000                33,331,949.15
     7              11/25/2007                5.4000                 20.000                30,563,005.96
     8              12/25/2007                5.4000                 20.000                27,631,523.38
     9               1/25/2008                5.4000                 20.000                24,544,864.89
     10              2/25/2008                5.4000                 20.000                21,311,072.68
     11              3/25/2008                5.4000                 20.000                17,938,842.53
     12              4/25/2008                5.4000                 20.000                14,637,295.10
     13              5/25/2008                5.4000                 20.000                11,518,590.10
     14              6/25/2008                5.4000                 20.000                 8,580,203.77
     15              7/25/2008                5.4000                 20.000                 5,819,529.00
     16              8/25/2008                5.4000                 20.000                 3,233,876.39
     17              9/25/2008                5.4000                 20.000                  820,475.61
_________________________________________________________________________________________________________________

                  *   The Preliminary Class III-A-7 Cap Schedule is preliminary and subject to change.
                  *   All balances are subject to a variance of +/- 10%.

                                 FOR ADDITIONAL INFORMATION PLEASE CALL:

_________________________________________________________________________________________
                                  Deutsche Bank Securities
_________________________________________________________________________________________

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_________________________________________________________________________________________